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                                                                      Exhibit 21

                                G&L Realty Corp.
                              List of Subsidiaries
                                 April 30, 2002

1.     G&L Hampden, Inc., a Delaware corporation
2.     G&L Hampden, LLC a Delaware limited liability company
3.     G&L Realty Partnership, L.P., a Delaware limited partnership
4.     G&L Realty Financing II, Inc., a Delaware corporation
5.     G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
6.     G&L Medical, Inc., a Delaware corporation
7.     G&L Gardens, LLC, an Arizona limited liability company
8.     G&L Management Delaware Corp., a Delaware corporation
9.     G&L Senior Care, Inc., a Delaware corporation
10.    G&L Medical Partnership, L.P., a Delaware limited partnership
11.    GLN Capital Co. LLC, a Delaware limited liability company
12.    GL/PHP, LLC a Delaware limited liability company
13.    Theme World, L.P., a New Jersey limited partnership
14.    435 N. Roxbury Drive, Ltd., a California limited partnership
15.    G&L - Grabel San Pedro, LLC
16.    G&L Burbank, LLC
17.    G&L Burbank Managers Corp., a California corporation
18.    G&L Holy Cross, LLC
19.    G&L Holy Cross Managers Corp., a California corporation
20.    G&L Tustin, LLC
21.    G&L Tustin Managers Corp., a California corporation
22.    G&L Valencia, LLC
23.    G&L Penasquitos, LLC
24.    G&L Penasquitos, Inc.
25.    GLH Pacific Gardens, LLC
26.    G&L Hoquiam, LLC
27.    G&L Lyons, LLC
28.    G&L Coronado (1998), LLC
29.    G&L Parsons on Eagle Run, LLC
30.    G&L Parsons on Eagle Run, Inc.
31.    Lakeview Associates, LLC
32.    Tustin Heritage Park, LLC
33.    G&L Heritage Care, LLC
34.    G&L Heritage Care, Inc.
35.    G&L Massachusetts, LLC
36.    G&L Aspen, LLC
37.    G&L Tustin II, LLC
38.    G&L Tustin III, LLC
39.    G&L Senior Care Partnership, L.P.
40.    G&L St. Thomas More, Inc.
41.    G&L Radius Realty, LLC
42.    GLR/Yorba Linda, LLC
43.    GLH Tarzana, LLC
44.    Pac Par MOB, LLC